Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/24/15	1/25/14
Sales	$357,876	$346,525
Cost of sales
Cost of goods sold	228,326	224,786
Restructuring	(9)	(60)
Total cost of sales	228,317	224,726
Gross profit	129,559	121,799
Selling, general and administrative expense	103,393	95,915
Restructuring	(762)	—
Operating income	26,928	25,884
Interest expense	131	142
Interest income	232	183
Other income, net	805	849
Income from continuing operations before income taxes	27,834	26,774
Income tax expense	9,477	8,916
Income from continuing operations	18,357	17,858
Income (loss) from discontinued operations, net of tax	115	(987)
Net income	18,472	16,871
Net income attributable to noncontrolling interests	(524)	(388)
Net income attributable to La-Z-Boy Incorporated	$17,948	$16,483

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$17,833	$17,470
Income (loss) from discontinued operations	115	(987)
Net income attributable to La-Z-Boy Incorporated	$17,948	$16,483

Basic weighted average common shares	51,576	52,516
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.35	$0.33
Income (loss) from discontinued operations	—	(0.02)
Basic net income attributable to La-Z-Boy Incorporated per share	$0.35	$0.31

Diluted weighted average common shares	52,139	53,226
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.34	$0.33
Income (loss) from discontinued operations	—	(0.02)
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.34	$0.31

Dividends declared per share	$0.08	$0.06

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/24/15	1/25/14
Sales	$1,050,457	$1,004,298
Cost of sales
Cost of goods sold	679,873	658,462
Restructuring	(376)	(115)
Total cost of sales	679,497	658,347
Gross profit	370,960	345,951
Selling, general and administrative expense	298,091	279,184
Restructuring	(742)	—
Operating income	73,611	66,767
Interest expense	408	411
Interest income	667	539
Other income, net	699	1,107
Income from continuing operations before income taxes	74,569	68,002
Income tax expense	25,975	22,786
Income from continuing operations	48,594	45,216
Income (loss) from discontinued operations, net of tax	2,897	(1,393)
Net income	51,491	43,823
Net income attributable to noncontrolling interests	(933)	(1,006)
Net income attributable to La-Z-Boy Incorporated	$50,558	$42,817

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$47,661	$44,210
Income (loss) from discontinued operations	2,897	(1,393)
Net income attributable to La-Z-Boy Incorporated	$50,558	$42,817

Basic weighted average common shares	52,015	52,465
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.91	$0.84
Income (loss) from discontinued operations	0.06	(0.03)
Basic net income attributable to La-Z-Boy Incorporated per share	$0.97	$0.81

Diluted weighted average common shares	52,540	53,379
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.90	$0.82
Income (loss) from discontinued operations	0.06	(0.02)
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.96	$0.80

Dividends declared per share	$0.20	$0.14

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	1/24/15	4/26/14
Current assets
Cash and equivalents	$98,410	$149,661
Restricted cash	9,637	12,572
Receivables, net of allowance of $10,336 at 1/24/15 and $12,368 at 4/26/14	149,090	152,614
Inventories, net	160,133	147,009
Deferred income taxes — current	15,782	15,037
Business held for sale	—	4,290
Other current assets	42,017	41,490
Total current assets	475,069	522,673
Property, plant and equipment, net	170,880	127,535
Goodwill	15,164	13,923
Other intangible assets	5,094	4,544
Deferred income taxes — long-term	35,077	32,430
Other long-term assets, net	65,529	70,190
Total assets	$766,813	$771,295

Current liabilities
Current portion of long-term debt	$331	$7,497
Accounts payable	49,490	56,177
Business held for sale	—	832
Accrued expenses and other current liabilities	103,250	102,876
Total current liabilities	153,071	167,382
Long-term debt	51	277
Other long-term liabilities	82,732	73,918
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 51,266 outstanding at 1/24/15 and 51,981 outstanding at 4/26/14	51,266	51,981
Capital in excess of par value	267,988	262,901
Retained earnings	234,069	238,384
Accumulated other comprehensive loss	(31,057)	(31,380)
Total La-Z-Boy Incorporated shareholders’ equity	522,266	521,886
Noncontrolling interests	8,693	7,832
Total equity	530,959	529,718
Total liabilities and equity	$766,813	$771,295

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/24/15	1/25/14
Cash flows from operating activities
Net income	$51,491	$43,823
Adjustments to reconcile net income to cash provided by (used for) operating activities
Restructuring	(1,106)	(115)
Impairment of business held for sale	—	1,149
Deferred income tax benefit	(3,987)	(2,929)
Provision for doubtful accounts	(2,060)	(2,494)
Depreciation and amortization	16,297	17,529
Equity-based compensation expense	6,094	7,371
Change in receivables	7,011	4,865
Change in inventories	(11,913)	(15,166)
Change in other assets	5,794	2,698
Change in payables	(7,659)	2,865
Change in other liabilities	(4,898)	3,193
Net cash provided by operating activities	55,064	62,789

Cash flows from investing activities
Proceeds from disposal of assets	8,940	2,248
Capital expenditures	(56,512)	(23,078)
Purchases of investments	(30,544)	(40,796)
Proceeds from sales of investments	23,987	27,974
Acquisitions, net of cash acquired	(1,774)	(801)
Change in restricted cash	2,935	120
Net cash used for investing activities	(52,968)	(34,333)

Cash flows from financing activities
Payments on debt	(7,413)	(434)
Payments for debt issuance costs	(164)	—
Stock issued for stock and employee benefit plans	496	3,526
Excess tax benefit on stock option exercises	234	5,805
Purchases of common stock	(35,752)	(20,276)
Dividends paid	(10,416)	(7,375)
Net cash used for financing activities	(53,015)	(18,754)

Effect of exchange rate changes on cash and equivalents	(332)	(675)
Change in cash and equivalents	(51,251)	9,027
Cash and equivalents at beginning of period	149,661	131,085
Cash and equivalents at end of period	$98,410	$140,112

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$6,275	$2,183

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/24/15	1/25/14	1/24/15	1/25/14
Sales
Upholstery segment:
Sales to external customers	$243,390	$242,492	$725,590	$710,162
Intersegment sales	42,946	37,780	120,872	103,183
Upholstery segment sales	286,336	280,272	846,462	813,345
Casegoods segment:
Sales to external customers	24,134	23,417	75,542	72,339
Intersegment sales	1,866	2,337	8,269	7,171
Casegoods segment sales	26,000	25,754	83,811	79,510

Retail segment sales	89,791	80,212	247,285	219,845
Corporate and Other	561	404	2,040	1,952
Eliminations	(44,812)	(40,117)	(129,141)	(110,354)
Consolidated sales	$357,876	$346,525	$1,050,457	$1,004,298

Operating Income (Loss)
Upholstery segment	$31,479	$31,560	$86,103	$86,547
Casegoods segment	860	394	5,380	2,014
Retail segment	4,202	3,087	8,199	8,264
Restructuring	771	60	1,118	115
Corporate and Other	(10,384)	(9,217)	(27,189)	(30,173)
Consolidated operating income	$26,928	$25,884	$73,611	$66,767